Exhibit 3.8

BYLAWS

OF

ITERUM THERAPEUTICS US HOLDING LIMITED (A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808 or in such other location as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of  persons for election to the Board of Directors of the corporation and the proposal of business to be  considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the  corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or  (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice  provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the  notice procedures set forth in this Section.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly  brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section,  (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii)  such other business must be a proper matter for stockholder action under the DGCL and applicable law,  (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made,  has provided the corporation with a Solicitation Notice (as defined in this paragraph), such stockholder or  beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry  any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and  form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such  stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be  nominated by such stockholder, and must, in either case, have included in such materials the Solicitation  Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this  Section, the stockholder or beneficial owner proposing such business or nomination must not have  solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under  this Section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal  executive offices of the corporation not later than the close of business on the 90th day nor earlier than the  close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting;  provided, however, that in the event that the date of the annual meeting is advanced more than 30 days  prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting,  notice by the stockholder to be timely must be so delivered not earlier than the close of business on the  120th day prior to such annual meeting and not later than the close of business on the later of the 90th day  prior to such annual meeting or the 10th day following the day on which public announcement of the date  of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such  stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for  election or reelection as a director all information relating to such person that is required to be disclosed  in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each  case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934  Act”), and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy  statement as a nominee and to serving as a director if elected); (B) as to any other business that the  stockholder proposes to bring before the meeting, a brief description of the business desired to be brought  before the meeting, the reasons for conducting such business at the meeting and any material interest in  such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;  and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the  nomination or proposal is made (i) the name and address of such stockholder, as they appear on the  corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation  which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii)  whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of  proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares  required under applicable law to carry the proposal or, in the case of a nomination or nominations, a  sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an  affirmative statement of such intent, a “Solicitation Notice”).

(c) Notwithstanding anything in the second sentence of paragraph (b) of this Section  to the contrary, in the event that the number of directors to be elected to the Board of Directors of the  corporation is increased and there is no public announcement naming all of the nominees for director or  specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to  the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this  Section shall also be considered timely, but only with respect to nominees for any new positions created  by such increase, if it shall be delivered to the Secretary at the principal executive offices of the  corporation not later than the close of business on the 10th day following the day on which such public  announcement is first made by the corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section (or elected or appointed pursuant to Article IV of these Bylaws) shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine  whether a nomination or any business proposed to be brought before the meeting was made, or proposed,  as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed  nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or  nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e) Notwithstanding the foregoing provisions of this Section, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f) For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any  purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer,  (iii) the Board of Directors pursuant to a resolution adopted by directors representing a quorum of the  Board of Directors or (iv) by the holders of shares entitled to cast not less than 20% of the votes at the  meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than 35 nor more than 120 days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in  writing or by electronic transmission, of each meeting of stockholders shall be given not less than 10 nor  more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting,  such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or  purposes of the meeting, and the means of remote communications, if any, by which stockholders and  proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and  purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice  thereof or by electronic transmission by such person, either before or after such meeting, and will be  waived by any stockholder by his or her attendance thereat in person, by remote communication, if  applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of  objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting pursuant to the Certificate of Incorporation, these Bylaws or applicable law. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the  contrary and is furnished with a copy of the instrument or order appointing them or creating the  relationship wherein it is so provided, their acts with respect to voting (including giving consent pursuant  to Section 13) shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more  than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is  evenly split on any particular matter, each faction may vote the securities in question proportionally, or  may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12. List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 13. Action Without Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required  by statute to be taken at any annual or special meeting of the stockholders, or any action which may be  taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior  notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so  taken, shall be signed by the holders of outstanding stock having not less than the minimum number of  votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to  vote thereon were present and voted.

(b) Every written consent or electronic transmission shall bear the date of signature  of each stockholder who signs the consent, and no written consent or electronic transmission shall be  effective to take the corporate action referred to therein unless, within 60 days of the earliest dated  consent delivered to the corporation in the manner herein required, written consents or electronic  transmissions signed by a sufficient number of stockholders to take action are delivered to the corporation  by delivery to its registered office in the State of Delaware, its principal place of business or an officer or  agent of the corporation having custody of the book in which proceedings of meetings of stockholders are  recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c) Prompt notice of the taking of the corporate action without a meeting by less than  unanimous written consent shall be given to those stockholders who have not consented in writing or by  electronic transmission and who, if the action had been taken at a meeting, would have been entitled to  notice of the meeting if the record date for such meeting had been the date that written consents signed by  a sufficient number of stockholders to take action were delivered to the corporation as provided in Section  228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d) An electronic mail, facsimile or other electronic transmission consenting to an  action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed  and dated for the purposes of this Section, provided that any such electronic mail, facsimile or other  electronic transmission sets forth or is delivered with information from which the corporation can  determine (i) that the electronic mail, facsimile or other electronic transmission was transmitted by the  stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date  on which such stockholder or proxyholder or authorized person or persons transmitted such electronic  mail, facsimile or electronic transmission. The date on which such electronic mail, facsimile or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic mail, facsimile or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic mail, facsimile or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to  such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the  right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the  judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the  meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules  and procedures for maintaining order at the meeting and the safety of those present, limitations on  participation in such meeting to stockholders of record of the corporation and their duly authorized and  constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the  meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions  or comments by participants and regulation of the opening and closing of the polls for balloting on  matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number and Term of Office.

The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time.

Directors need not be stockholders unless so required by the Certificate of Incorporation.  If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.

Section 16. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. Term of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and  subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of  Directors resulting from death, resignation, disqualification, removal or other causes and any newly  created directorships resulting from any increase in the number of directors shall, unless the Board of  Directors determines by resolution that any such vacancies or newly created directorships shall be filled  by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even  though less than a quorum of the Board of Directors, or by a sole remaining director; provided, however,  that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more  directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships  of such class or classes or series shall, unless the Board of Directors determines by resolution that any  such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the  directors elected by such class or classes or series thereof then in office, or by a sole remaining director so  elected. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.  When one or more directors shall resign from the Board of Directors, effective at a future date, a majority  of the directors then in office, including those who have so resigned, shall have power to fill such vacancy  or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective,  and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose  place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 20. Removal. Subject to any limitations imposed by applicable law, the Board of  Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of  the holders of a majority of the voting power of all then-outstanding shares of capital stock of the  corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative  vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the  corporation, entitled to elect such director.

Section 21. Meetings

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer (if a director), the President (if a director) or any two of the directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid at least three days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors then serving; provided, however, that such number shall never be less than 1/3 of the total number of directors except that when one director is authorized, then one director shall constitute a quorum. At any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. If the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in this Section to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of  Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board  of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of  Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and  such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the  Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to  the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may  exercise all the powers and authority of the Board of Directors in the management of the business and  affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which  may require it; but no such committee shall have the power or authority in reference to (i) approving or  adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to  be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the  corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of paragraphs (a) or (b) of this Section may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. Organization. At every meeting of the directors, the Chairman of the Board of  Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer (if a  director), or if the Chief Executive Officer is not a director or is absent, the President (if a director), or if  the President is not a director or is absent, the most senior Vice President (if a director) or, in the absence  of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside  over the meeting. The Secretary, or in his or her absence, any Assistant Secretary directed to do so by the Chief Executive Officer or President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 27. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 28. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors, or by the Chief Executive Officer or other officer if so authorized by the Board of Directors.

(b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no Chief Executive Officer and no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section.

(c) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Duties of President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer is vacant, the President shall preside at all meetings of the stockholders and (if a director) at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. If the office of Chief Executive Officer is vacant, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(e) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice.  The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(g) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Treasurer or any Assistant  Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief  Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and  Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly  incident to the office and shall also perform such other duties and have such other powers as the Board of  Directors or the Chief Executive Officer shall designate from time to time.

Section 29. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the Chief Executive Officer or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 31. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written or electronic consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE CORPORATION

Section 32. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries of funds to the credit of the corporation or on special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 34. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of shares of stock in the corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, the Chief Executive Officer, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 35. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new  certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the  owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to  give the corporation a surety bond in such form and amount as it may direct as indemnity against any  claim that may be made against the corporation with respect to the certificate alleged to have been lost,  stolen, or destroyed.

Section 36. Restrictions on Transfer.

(a) No holder of any of the shares of stock of the corporation may sell, transfer, assign, pledge, or otherwise dispose of or encumber any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) without the prior written consent of the corporation, upon duly authorized action of its Board of Directors. The corporation may withhold consent for any legitimate corporate purpose, as determined by the Board of Directors. Examples of the basis for the corporation to withhold its consent include,  without limitation, (i) if such Transfer to individuals, companies or any other form of entity identified by  the corporation as a potential competitor or considered by the corporation to be unfriendly; or (ii) if such  Transfer increases the risk of the corporation having a class of security held of record by 2,000 or more  persons, or 500 or more persons who are not accredited investors (as such term is defined by the SEC), as  described in Section 12(g) of the 1934 Act and any related regulations, or otherwise requiring the  corporation to register any class of securities under the 1934 Act; or (iii) if such Transfer would result in  the loss of any federal or state securities law exemption relied upon by the corporation in connection with  the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is  facilitated in any manner by any public posting, message board, trading portal, internet site, or similar  method of communication, including without limitation any trading portal or internet site intended to  facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered  transaction; or (vi) if such Transfer represents a Transfer of less than all of the shares then held by the  stockholder and its affiliates or is to be made to more than a single transferee.

(b) If a stockholder desires to Transfer any shares, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. Any shares proposed to be transferred to which Transfer the corporation has consented pursuant to paragraph (a) of this Section will first be subject to the corporation’s right of first refusal located in Section 37 of these Bylaws.

(c) Any Transfer, or purported Transfer, of shares not made in strict compliance with this Section shall be null and void, shall not be recorded on the books of the corporation and shall not be recognized by the corporation.

(d) The foregoing restriction on Transfer shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended (the “1933 Act”).

(e) The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing Transfer restrictions are in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

Section 37. Right of First Refusal. No stockholder shall Transfer any of the shares of stock of the corporation, except by a Transfer which meets the requirements set forth in this Section 37, in addition to any other restrictions or requirements set forth under applicable law or these Bylaws:

(a) If the stockholder desires to Transfer any of his or her shares of stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(b) For 30 days following receipt of such notice, the corporation shall have the option to purchase up to all the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other Transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d) of this Section.

(c) The corporation may assign its rights hereunder.

(d) In the event the corporation and/or its assignee(s) elect to acquire any of the  shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary  of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash  within 30 days after the Secretary of the corporation receives said transferring stockholder’s notice;  provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

(e) In the event the corporation and/or its assignees(s) do not elect to acquire all of  the shares specified in the transferring stockholder’s notice, said transferring stockholder may, subject to  the corporation’s approval and all other restrictions on Transfer located in Section 36 of these Bylaws,  within the 60-day period following the expiration or waiver of the option rights granted to the corporation  and/or its assignees(s) herein, Transfer the shares specified in said transferring stockholder’s notice which  were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder’s  notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this Bylaw in the same manner as before said Transfer.

(f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the right of first refusal in paragraph (a) of this Section:

(1) A stockholder’s Transfer of any or all shares held either during such  stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any  custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any  limited partnership of which the stockholder, members of such stockholder’s immediate family or any  trust for the account of such stockholder or such stockholder’s immediate family will be the general or  limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such Transfer;

(2) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent Transfer of said shares by said institution shall be conducted in the manner set forth in this Bylaw;

(3) A stockholder’s Transfer of any or all of such stockholder’s shares to the corporation or to any other stockholder of the corporation;

(4) A stockholder’s Transfer of any or all of such stockholder’s shares to a person who, at the time of such Transfer, is an officer or director of the corporation;

(5) A corporate stockholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

(6) A corporate stockholder’s Transfer of any or all of its shares to any or all of its stockholders; or

(7) A Transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section and any other restrictions set forth in these Bylaws, and there shall be no further Transfer of such stock except in accord with this Section and the other provisions of these Bylaws.

(g) The provisions of this Bylaw may be waived with respect to any Transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This Bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

(h) Any Transfer, or purported Transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Bylaw are strictly observed and followed.

(i) The foregoing right of first refusal shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended.

(j) The certificates representing shares of stock of the corporation that are subject to the right of first refusal in paragraph (a) of this Section shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE

SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR

OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS

PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(k) To the extent this Section conflicts with any written agreements between the Company and the stockholder attempting to Transfer shares, such agreement shall control.

Section 38. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the  date on which such a request is received, the record date for determining stockholders entitled to consent  to corporate action in writing without a meeting, when no prior action by the Board of Directors is  required by applicable law, shall be the first date on which a signed written consent setting forth the  action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the corporation may determine the stockholders entitled to receive  payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to  exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any  other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not  precede the date upon which the resolution fixing the record date is adopted, and which record date shall  be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 39. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 40. Execution of Other Securities. All bonds, debentures and other corporate  securities of the corporation, other than stock certificates (covered in Section 34 of these Bylaws), may be  signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice  President, or such other person as may be authorized by the Board of Directors, and the corporate seal  impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the  Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer;  provided, however, that where any such bond, debenture or other corporate security shall be authenticated  by the manual signature, or where permissible facsimile signature, of a trustee under an indenture  pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the  persons signing and attesting the corporate seal on such bond, debenture or other corporate security may  be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer  who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile  signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before  the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond,  debenture or other corporate security nevertheless may be adopted by the corporation and issued and  delivered as though the person who signed the same or whose facsimile signature shall have been used  thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 41. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 42. Dividend Reserve. Before payment of any dividend, there may be set aside out  of any funds of the corporation available for dividends such sum or sums as the Board of Directors from  time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or  for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other  purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board  of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 43. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 44. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with  any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly  required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the  corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to  the powers vested in the corporation under the DGCL or any other applicable law or (iv) such  indemnification is required to be made under paragraph (d) of this Section.

(b) Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c) Expenses. The corporation shall advance to any person who was or is a party or  is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,  whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a  director or executive officer of the corporation, or is or was serving at the request of the corporation as a  director or executive officer of another corporation, partnership, joint venture, trust or other enterprise,  prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, provided, however, that, if the  DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a  director or officer (and not in any other capacity in which service was or is rendered by such indemnitee,  including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the  corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it  shall ultimately be determined by final judicial decision from which there is no further right to appeal that  such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section, no  advance shall be made by the corporation to an executive officer of the corporation (except by reason of  the fact that such executive officer is or was a director of the corporation, in which event this paragraph  shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative,  if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of  directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such  directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are  no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the  facts known to the decision-making party at the time such determination is made demonstrate clearly and  convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or  not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Section shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor.  The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of  the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or  investigative, by reason of the fact that such executive officer is or was a director of the corporation) for  advances, the corporation shall be entitled to raise as a defense as to any such action clear and convincing  evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not  opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that  such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the  failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders)  to have made a determination prior to the commencement of such action that indemnification of the  claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in  the DGCL or any other applicable law, nor an actual determination by the corporation (including its  Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such  applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has  not met the applicable standard of conduct.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Section shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Section shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section.

(h) Amendments. Any repeal or modification of this Section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under applicable law.

(j) Certain Definitions. For the purposes of this Section, the following definitions shall apply:

(1) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the “corporation” shall include, in addition to the resulting  corporation, any constituent corporation (including any constituent of a constituent) absorbed in a  consolidation or merger which, if its separate existence had continued, would have had power and  authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a  director, officer, employee or agent of such constituent corporation, or is or was serving at the request of  such constituent corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section  with respect to the resulting or surviving corporation as he would have with respect to such constituent  corporation if its separate existence had continued.

(4) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a  director, officer, employee or agent of the corporation which imposes duties on, or involves services by,  such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or  beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the  interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in  a manner “not opposed to the best interests of the corporation” as referred to in this Section.

ARTICLE XII

NOTICES

Section 45. Notices.

(a) Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 of these Bylaws. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in paragraph (a) of this Section, or as provided for in Section 21 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and  competent employee of the corporation or its transfer agent appointed with respect to the class of stock  affected or other agent, specifying the name and address or the names and addresses of the stockholder or  stockholders, or director or directors, to whom any such notice or notices was or were given, and the time  and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein  contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 46. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal  the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class  or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by  stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of  all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the  election of directors, voting together as a single class.

ARTICLE XIV

LOANS TO OFFICERS

Section 47. Loans to Officers. Except as otherwise prohibited under applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XV

MISCELLANEOUS

Section 48. Forum. Unless the corporation consents in writing to the selection of an  alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum  for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a  claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to  the corporation or the corporation’s stockholders; (iii) any action asserting a claim against the corporation  or any director or officer or other employee of the corporation arising pursuant to any provision of the  DGCL, the certificate of incorporation or the Bylaws of the corporation; or (iv) any action asserting a  claim against the corporation or any director or officer or other employee of the corporation governed by  the internal affairs doctrine.